                                                                     Exhibit 3.1

                   CERTIFICATE REGARDING RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                              ST. JOE CORPORATION


     Pursuant to the provisions of Section 607.1007, Florida Statutes, the undersigned hereby certifies as follows: this corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     1.   The name of the corporation is St. Joe Corporation.

     2. The attached Amended and Restated Articles of Incorporation were adopted by the shareholders of the corporation on May 12, 1998 in the manner prescribed by the Florida Business Corporation Act.

     3. The number of shares of the corporation entitled to vote on the Amended and Restated Articles of Incorporation was 91,697,811.

     4. The number of shares voted for the Amended and Restated Articles of Incorporation was 66,000,653 and therefore the votes cast for approval were sufficient for approval.

     Executed this 15th day of May, 1998.

                                        St. Joe Corporation

                                        By: /s/ Robert M. Rhodes
                                           -------------------------------------
                                           Robert M. Rhodes
                                           Senior Vice President &
                                           General Counsel

                              RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                              ST. JOE CORPORATION

     Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act, the undersigned corporation pursuant to a resolution duly adopted by its Board of Directors, adopts the following restated and amended articles of incorporation.

                                    AMENDED
                                   ARTICLE I
                                      Name

     The name of the corporation ("Corporation") is the St. Joe Company.

                                   ARTICLE II
                                    Duration

     The duration of the Corporation is perpetual.

                                  ARTICLE III
                                Principal Office

     The street address of the principal office of the Corporation is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

                                   ARTICLE IV
                                     Stock

     The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time is one hundred eighty million (180,000,000) shares having a no par value per share, all of which shall be common voting stock of the same class. All shares of common stock issued shall be fully paid and non-assessable. The Corporation shall have the right to issue fractional shares.

                                   ARTICLE V
                          Registered Office and Agent

     The street address of the Corporation's registered office is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207. The registered agent for the Corporation at that address is Robert M. Rhodes.

                                    AMENDED
                                   ARTICLE VI
                                   Directors

     The number of directors of the Corporation shall be not less than nine (9) nor more than fifteen (15).

     The names and addresses of the Board of Directors who, subject to the Bylaws of the Corporations and the laws of Florida, shall hold office until the next annual meeting of the Shareholders of the Corporation or until their successors are elected and have been duly qualified, are:

Name                          Address
----                          -------

Jacob C. Belin                1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Russell B. Newton, Jr.        1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

John J. Quindlen              1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Walter L. Revell              1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Peter S. Rummell              1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Frank S. Shaw, Jr.            1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Winfred L. Thornton           1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

John Uible                    1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207

Carl F. Zellers               1650 Prudential Drive, Ste. 400
                              Jacksonville, Florida 32207



                                  ARTICLE VII
                      Call of Special Shareholder Meetings

     Special meetings of shareholders may be called at any time for any purpose by the holders of thirty percent (30%) of the Corporation's issued and outstanding shares.

                                  ARTICLE VIII
                               Restated Articles

     The restated articles of incorporation primarily restate and integrate the provisions of the Corporation's articles of incorporation as previously amended, and also contain certain amendments, specifically designated as Amended which were adopted pursuant to the Florida Statutes. There is no discrepancy between the Corporation's articles of incorporation as previously amended and the provisions of the restated articles of incorporation other than the inclusion of certain updated information and amendments, adopted pursuant to the Florida Statutes, changing the Corporation's name, establishing the number of Directors, and setting the minimum percentage of shareholders necessary to call a special meeting of shareholders.

CERTIFICATE OF DESIGNATION OF REGISTERED AGENT REGISTERED OFFICE PURSUANT TO THE PROVISIONS OF FS SECTION 607.0501, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER
      THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA

     1.   The name of the corporation is The St. Joe Company.

     2. The name and address of the registered agent and office as set forth in the Amended and Restated Articles of Incorporation of The St. Joe
          Company:

          Robert M. Rhodes
          400 duPont Center
          1650 Prudential Drive
          Jacksonville, Florida 32207

     Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                             /s/ Robert M. Rhodes
                                             ----------------------------
                                             Robert M. Rhodes

     IN WITNESS WHEREOF, these Restated and Amended Articles of Incorporation have been executed this 12th day of May, 1998.

                                   The St. Joe Company

                                   By: /s/ Robert M. Rhodes
                                      -----------------------------------
                                      Robert M. Rhodes
                                      Senior Vice President &
                                      General Counsel

State of Florida

County of Duval

     The foregoing instrument was acknowledged before me this 12th day of May, 1998, by Robert M. Rhodes, as Senior Vice President & General Counsel of the St. Joe Company, a Florida corporation, on behalf of the Corporation.

[Seal]          Sara L. Guess                           /s/ Sara L. Guess
       MY COMMISSION # CC503668 EXPIRES             ----------------------------
              October 19, 1999                      Notary Public  Sara L. Guess
     BONDED THRU TROY FAIN INSURANCE, INC.

                                     [SEAL]
                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

May 18, 1998

CSC
1201 Hays Street
Tallahassee, FL 32301

Re: Document Number 132442

The Amended and Restated Articles of Incorporation for ST. JOE CORPORATION which changed its name to THE ST. JOE COMPANY, a Florida corporation, were filed on May 13, 1998.

Should you have any questions concerning this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Annette Hogan
Corporate Specialist
Division of Corporations                             Letter Number: 898A00027703



    Division of Corporations -- P.O. BOX 6327 -- Tallahassee, Florida 32314